Exhibit 8.1

AMENDED AND RESTATED ESCROW AGREEMENT

FOR

CONTINGENT SECURITIES OFFERING

THIS AMENDED AND RESTATED ESCROW AGREEMENT, effective as of April 2, 2019, (“Escrow Agreement”), is by, between and among North Capital Private Securities Corporation, a Delaware Corporation and a registered Broker-Dealer, member FINRA and SIPC, located at 623 E. Ft. Union Blvd, Suite 101, Salt Lake City, UT 84047, as escrow agent hereunder (“NCPS” or “Escrow Agent”); Otis Wealth, Inc., a Delaware corporation located (“Platform”) at 335 Madison Ave, 3rd Floor, New York, NY 10017; and Series #KW, a Series of Otis Gallery LLC, a Delaware limited liability company (“Issuer”) located at 335 Madison Ave, 3rd Floor, New York, NY 10017.

SUMMARY

A. On March 26, 2019, the parties entered into an Escrow Agreement (the “Original Agreement”) for the establishment of an escrow account relating to the offering of securities of the Issuer. The parties desire to amend and restate the Original Agreement in its entirety as set forth herein.

B. Issuer has engaged Platform to offer for sale on its affiliated intermediary platform up to $250,000 of securities (the “Securities”) on a “best efforts” basis, in an offering pursuant to Regulation A+.

C. In accordance with the Form 1-A (“Offering Document”), subscribers to the Shares (the “Subscribers” and individually, a “Subscriber”) will be required to submit full payment for their respective investments at the time they enter into subscription agreements.

D. In accordance with the Offering Document, all payments in connection with subscriptions for Shares shall be sent directly to NCPS, and NCPS has agreed to accept, hold, and disburse such funds deposited with it thereon in accordance with the terms of this Escrow Agreement and in compliance with the Securities Exchange Act of 1934 Rule 15(c)2-4 and related SEC guidance and FINRA rules.

E. In order to establish the escrow of funds and to effect the provisions of the Offering Document, the parties hereto have entered into this Escrow Agreement.

F. The parties to this agreement agree to the Transmittal of Funds for Deposit Into the Escrow Account procedures located in Exhibit B.

STATEMENT OF AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Definitions. In addition to the terms defined above, the following terms shall have the following meanings when used herein:

“Business Days” shall mean days when banks are open for business in the State of Delaware.

“Cash Investment” shall mean the number of Shares to be purchased by any Subscriber multiplied by the offering price per Share as set forth in the Offering Document.

“Cash Investment Instrument” shall mean a check, money order, wire, ACH or similar instrument, made payable to or endorsed to NCPS in the manner described in Section 3(c) hereof, in full payment for the Shares to be purchased by any Subscriber.

“Escrow Funds” shall mean the funds deposited with NCPS pursuant to this Escrow Agreement.

“Expiration Date” means the date so designated on Exhibit A.

“Minimum Offering” shall mean the number Shares so designated on Exhibit A hereto.

“Minimum Offering Notice” shall mean a written notification, signed by Platform, pursuant to which Platform shall represent (1) that subscriptions for the Minimum Offering have been received, (2) that, to the best of Platform’s knowledge after due inquiry and review of its records, Cash Investment Instruments in full payment for that number of Shares equal to or greater than the Minimum Offering have been received, deposited with and collected by NCPS, (3) and that such subscriptions have not been withdrawn, rejected or otherwise terminated, and (4) that the Subscribers have no statutory or regulatory rights of rescission without cause or all such rights have expired.

“Subscription Accounting” shall mean an accounting of all subscriptions for Shares received and accepted by Platform as of the date of such accounting, indicating for each subscription the Subscriber’s name, social security number and address, the number and total purchase price of subscribed Securities, the date of receipt by Platform of the Cash Investment Instrument, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Subscriber, any rejection of such subscription by Platform, or other termination, for whatever reason, of such subscription.

2. Appointment of and Acceptance by NCPS. Issuer and Platform hereby appoint NCPS to serve as Escrow Agent hereunder, and NCPS hereby accepts such appointment in accordance with the terms of this Escrow Agreement.

3.  Deposits into Escrow.

a. All Cash Investment Instruments shall be delivered directly to NCPS for deposit into the Escrow Account described on Exhibit A hereto. Each such deposit shall be accompanied by the following documents:

(1) a report containing such Subscriber’s name, social security number or taxpayer identification number, address and other information required for withholding purposes;

(2) a Subscription Accounting; and

(3) written instructions regarding the investment of such deposited funds in accordance with Section 6 hereof.

ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY NCPS OR BY JUDGMENT OR CREDITORS’ CLAIMS AGAINST ISSUER UNTIL RELEASED OR ELIGIBLE TO BE RELEASED TO ISSUER IN ACCORDANCE WITH SECTION 4(a) HEREOF.

b. Platform and Issuer understand and agree that all Cash Investment Instruments received by NCPS hereunder are subject to collection requirements of presentment and final payment, and that the funds represented thereby cannot be drawn upon or disbursed until such time as final payment has been made and is no longer subject to dishonor. Upon receipt, NCPS shall process each Cash Investment Instrument for collection, and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with Section 4 hereof. If, upon presentment for payment, any Cash Investment Instrument is dishonored, NCPS’s sole obligation shall be to notify Platform of such dishonor and to return such Cash Investment Instrument to the Investor should NCPS have Investor information sufficient to effect such a return or to Platform should sufficient Investor information be unavailable. Notwithstanding the foregoing, if for any reason any Cash Investment Instrument is uncollectible after payment or disbursement of the funds represented thereby has been made by NCPS, Issuer shall immediately reimburse NCPS upon receipt from NCPS of written notice thereof.

Upon receipt of any Cash Investment Instrument that represents payment of an amount less than or greater than the Cash Investment, NCPS’s sole obligation shall be to notify Issuer and Platform, depending upon the source of the of the Cash Investment Instrument, of such fact and to return such Cash Investment Instrument to the Investor should NCPS have Investor information sufficient to effect such a return or to Platform should sufficient Investor information be unavailable.

c. All Cash Investment Instruments shall be made payable to the order of, or endorsed to the order of, “NCPS / Otis Gallery #KW-Escrow Account,” and NCPS shall not be obligated to accept, or present for payment, any Cash Investment Instrument that is not payable or endorsed in that manner.

4. Disbursements of Escrow Funds.

a. Completion of Minimum Offering. Subject to the provisions of Section 10 hereof, NCPS shall pay to Issuer the liquidated value of the Escrow Funds, by Automated Clearing House (“ACH”), no later than one (1) business day following receipt of the following documents:

(1) A Minimum Offering Notice;

(2) Subscription Accounting Spreadsheet substantiating the sale of the Minimum Offering and maintained by the sponsor;

(3) Instruction Letter (as defined below); and

(4) Such other certificates, notices or other documents as NCPS shall reasonably require.

NCPS shall disburse the Escrow Funds by ACH from the Escrow Account in accordance with joint written instructions signed by both the Issuer, Platform as to the disbursement of such funds (the “Instruction Letter”) in accordance with this Section 4(a). Notwithstanding the foregoing, NCPS shall not be obligated to disburse the Escrow Funds to Issuer if NCPS has reason to believe that (a) Cash Investment Instruments in full payment for that number of Securities equal to or greater than the Minimum Offering have not been received, deposited with and collected by NCPS, or (b) any of the certifications and opinions set forth in the Minimum Offering Notice are incorrect or incomplete.

After the initial disbursement of Escrow Funds to Issuer pursuant to this Section 4(a), NCPS shall pay to Issuer any additional funds received with respect to the Securities, by ACH, no later than one (1) business day after receipt.

It is understood that any ACH transaction must comply with U. S. laws and NACHA rules. However, NCPS is not responsible for errors in the completion, accuracy, or timeliness of any transfer properly initiated by NCPS in accordance with joint written instructions occasioned by the acts or omissions of any third party financial institution or a party to the transaction, or the insufficiency or lack of availability of your funds on deposit in an external account.

b. Rejection of Any Subscription or Termination of the Offering. No later than three (3) business days after receipt by NCPS of written notice (i) from Issuer that the Issuer intends to reject a Subscriber’s subscription, (ii) from Issuer, Platform that there will be no closing of the sale of Securities to Subscribers, (iii) from any federal or state regulatory authority that any application by Issuer to conduct a banking business has been denied, or (iv) from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering Document and has remained in effect for at least twenty (20) days, NCPS shall pay to the applicable Subscriber(s), by ACH , the amount of the Cash Investment paid by each Subscriber.

c. Expiration of Offering Period. Notwithstanding anything to the contrary contained herein, if NCPS shall not have received a Minimum Offering Notice on or before the Expiration Date, NCPS shall, within three (3) business days after such Expiration Date and without any further instruction or direction from Platform or Issuer, return to each Subscriber, by ACH, the Cash Investment made by such Subscriber.

5. Suspension of Performance or Disbursement Into Court. If, at any time, (i) there shall exist any dispute between Platform, Issuer, NCPS, any Subscriber or any other person with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of NCPS hereunder, or (ii) if at any time NCPS is unable to determine, to NCPS’s reasonable satisfaction, the proper disposition of all or any portion of the Escrow Funds or NCPS’s proper actions with respect to its obligations hereunder, or (iii) if Platform and Issuer have not within 30 days of the furnishing by NCPS of a notice of resignation pursuant to Section 7 hereof appointed a successor NCPS to act hereunder, then NCPS may, in its reasonable discretion, take either or both of the following actions:

a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of NCPS or until a successor NCPS shall have been appointed (as the case may be).

b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to NCPS, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court all funds held by it in the Escrow Funds for holding and disposition in accordance with the instructions of such court.

NCPS shall have no liability to Platform, Issuer, any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of NCPS.

6. Investment of Funds. NCPS will not commingle Escrow Funds received by it in escrow with funds of others and shall not invest such Escrow Funds. The Escrow Funds will be held in a non-interest bearing account.

7. Resignation of NCPS. NCPS may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days prior written notice to the Platform and the Issuer specifying a date when such resignation shall take effect. Upon any such notice of resignation, the Platform and Issuer jointly shall appoint a successor NCPS hereunder prior to the effective date of such resignation. The retiring NCPS shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor NCPS, after making copies of such records as the retiring NCPS deems advisable. After any retiring NCPS’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was escrow agent under this Escrow Agreement. Any corporation or association into which NCPS may be merged or converted or with which it may be consolidated shall be the escrow agent under this Escrow Agreement without further act.

8. Liability of NCPS.

a. NCPS undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. NCPS shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation the Offering Document. NCPS shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that NCPS’s gross negligence or willful misconduct was the primary cause of any loss to the Issuer, Platform or any Subscriber. NCPS’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. NCPS shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. NCPS may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which NCPS shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall NCPS be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if NCPS has been advised of the likelihood of such loss or damage and regardless of the form of action. NCPS shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Offering Document, or to appear in, prosecute or defend any such legal action or proceeding. Without limiting the generality of the foregoing, NCPS shall not be responsible for or required to enforce any of the terms or conditions of any subscription agreement with any Subscriber or any other agreement between Issuer, Platform and/or any Subscriber. NCPS shall not be responsible or liable in any manner for the performance by Issuer or any Subscriber of their respective obligations under any subscription agreement nor shall NCPS be responsible or liable in any manner for the failure of Issuer, Platform or any third party (including any Subscriber) to honor any of the provisions of this Escrow Agreement. NCPS may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any reasonable liability whatsoever in acting in accordance with the reasonable opinion or instruction of such counsel. Issuer shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

b. NCPS is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by NCPS of such court’s jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, NCPS is authorized, in its reasonable discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if NCPS complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated. Notwithstanding the foregoing, NCPS shall provide the Issuer, Platform with immediate notice of any such court order or similar demand and the opportunity to interpose an objection or obtain a protective order.

9.  Indemnification of NCPS. From and at all times after the date of this Escrow Agreement, Issuer shall, to the fullest extent permitted by law, defend, indemnify and hold harmless NCPS and each director, officer, employee, attorney, agent and affiliate of NCPS (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Issuer, Platform, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Issuer. The obligations of Issuer under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of NCPS.

10. Compensation to NCPS.

a. Fees and Expenses. Issuer shall compensate NCPS for its services hereunder in accordance with Exhibit A attached hereto and, in addition, shall reimburse NCPS for all of its reasonable pre-approved out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Exhibit A are hereby incorporated by this reference, and form a part of this Escrow Agreement. All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable by Issuer upon demand by NCPS. The obligations of Issuer under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of NCPS.

b. Disbursements from Escrow Funds to Pay NCPS. NCPS is authorized to and may disburse from time to time, to itself or to any Indemnified Party from the Escrow Funds (but only to the extent of Issuer’s rights thereto), the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which NCPS or any Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof). NCPS shall notify Issuer of any disbursement from the Escrow Funds to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Issuer copies of all related invoices and other statements.

c. Security and Offset. Issuer hereby grants to NCPS and the Indemnified Parties a security interest in and lien upon the Escrow Funds (to the extent of Issuer’s rights thereto) to secure all obligations hereunder, and NCPS and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow Funds (to the extent of Issuer’s rights thereto.) If for any reason the Escrow Funds available to NCPS and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, Issuer shall promptly pay such amounts to NCPS and the Indemnified Parties upon receipt of an itemized invoice.

11. Representations and Warranties.

a. Each of Platform and Issuer respectively makes the following representations and warranties to NCPS:

(1) It is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

(2) This Escrow Agreement has been duly approved by all necessary corporate action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement, enforceable in accordance with its terms.

(3) The execution, delivery, and performance of this Escrow Agreement will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization or bylaws, operating agreement or other organizational documents, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which it is a party or any of its property is subject. The execution, delivery and performance of this Escrow Agreement is consistent with and accurately described in the Offering Document as set forth in Sections 4(b) and 4(c) hereof, has been properly described therein.

(4)  It hereby acknowledges that the status of NCPS is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication shall be made that NCPS has investigated the desirability or advisability of investment in the Securities or has approved, endorsed or passed upon the merits of the investment therein and that the name of NCPS has not and shall not be used in any manner in connection with the offer or sale of the Securities other than to state that NCPS has agreed to serve as escrow agent for the limited purposes set forth herein.

(5) All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

b. Issuer further represents and warrants to NCPS that no party other than the parties hereto and the prospective Subscribers have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

c. Platform further represent and warrant to NCPS that the deposit with NCPS by NCPS and/or PLATFORM of Cash Investment Instruments pursuant to Section 3 hereof shall be deemed a representation and warranty by NCPS and/or PLATFORM that such Cash Investment Instrument represents a bona fide sale to the Subscriber described therein of the amount of Securities set forth therein, subject to and in accordance with the terms of the Offering Document.

12. Identifying Information. Issuer, Platform acknowledge that a portion of the identifying information set forth on Exhibit A is being requested by NCPS in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”). To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

13. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the United States District Court for the State of Utah shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the Circuit Court in and for State of Utah shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

14. Notice. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt) to the address or facsimile number set forth on Exhibit A hereto, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given on the date deposited in the mail, if mailed, by first-class, registered or certified mail, postage prepaid, addressed as set forth on Exhibit A hereto, or to such other address as each party may designate for itself by like notice.

15. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by Platform, Issuer and NCPS. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

16. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

17. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

18. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the acceptance, collection, holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of NCPS with respect to the Escrow Funds.

19. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Platform, Issuer and NCPS.

20. Execution in Counterparts. This Escrow Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.

21. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds or deposit of all amounts in the Escrow Funds into court pursuant to Section 5 or Section 8 hereof, this Escrow Agreement shall terminate and NCPS shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

22. Dealings. NCPS and any stockholder, director, officer or employee of NCPS may buy, sell, and deal in any of the securities of the Issuer and become pecuniary interested in any transaction in which the Issuer may be interested, and contract and lend money to the Issuer and otherwise act as fully and freely as though it were not NCPS under this Escrow Agreement. Nothing herein shall preclude NCPS from acting in any other capacity for the Issuer or any other entity.

THIS SPACE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Escrow Agreement to be executed under seal as of the date first above written.

Issuer:
Series #KW, a Series of Otis Gallery, LLC
By: Otis Wealth, Inc., its manager

By:	/s/ James Gilligan
Printed Name: James Gilligan
Title:	VP of Operations

PLATFORM:
Otis Wealth, Inc.

By:	/s/ James Gilligan
Printed Name: James Gilligan
Title:	VP of Operations

PLACEMENT AGENT:
North Capital Privates Securities Corporation

By:	/s/ Stephanie Holt
Name:	Stephanie Holt
Title:	COO

ESCROW AGENT:
North Capital Privates Securities Corporation

By:	/s/ Stephanie Holt
Name:	Stephanie Holt
Title:	COO

EXHIBIT A

1. Definitions.      “Minimum Offering” means $125,000 (including offline investments).

“Expiration Date” means twelve months from the date that the Offering Document is qualified by the SEC.

2. Wire Instructions For North Capital Private Securities, Inc.

Institution: TriState Capital Bank

ABA: 043019003

Account Name: North Capital Private Securities

Account Number: 0220003339

FFC: Otis Gallery #KW – Investor Name

(Instructions should be requested from NCPS prior to any international wire is initiated.)

3. NCPS Fees.

Escrow Administration Fee:	$500 per sub account
Out-of-Pocket Expenses:	Billed at cost
Check Disbursements:	$10.00 per check (incoming/outgoing)
Transactional Costs:	$100.00 for each additional escrow break
$100.00 for each escrow amendment
Wire Disbursements:	$25.00 per domestic wire (incoming/outgoing)
$45.00 per international wire (incoming/outgoing)

The Escrow Administration Fee is payable upon execution of the escrow documents. In the event the escrow is not funded, the Fee and all related expenses, including attorneys’ fees, remain due and payable, and if paid, will not be refunded. Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an Escrow Account and are subject to reasonable adjustment based on final review of documents, or when NCPS is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Escrow Agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses.

Extraordinary fees are payable to NCPS for duties or responsibilities not expected to be incurred at the outset of the transaction, not routine or customary, and not incurred in the ordinary course of business. Payment of extraordinary fees is appropriate where particular inquiries, events or developments are unexpected, even if the possibility of such things could have been identified at the inception of the transaction.

Unless otherwise indicated, the above fees relate to the establishment of one escrow account. Additional sub-accounts governed by the same Escrow Agreement may incur an additional charge. Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.

4. Notice Addresses.

If to Issuer at:             Series #KW, a Series of Otis Gallery LLC

335 Madison Ave, 3rd Floor

New York, NY 10017

ATTN: James Gilligan

Telephone: 732-910-2163

E-mail: james@otiswealth.com

If to NCPS at:             North Capital Private Securities Corp

623 E Ft. Union Blvd, Suite 101

Salt Lake City, UT 84047

ATTN: Stephanie Holt

Telephone: (415) 315-9917

E-mail: sholt@northcapital.com

If to PLATFORM at:  Otis Wealth, Inc.

335 Madison Ave, 3rd Floor

New York, NY 10017

ATTN: James Gilligan

Telephone: 732-910-2163

E-mail: james@otiswealth.com

EXHIBIT B

Transmittal of Funds for Deposit Into the Escrow Account

The Selected Dealer agrees that it is bound by the terms of the Escrow Agreement executed by North Capital Private Securities. Until the contingency is met, Selected Dealers shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of the shares/units, deliver same to the Escrow Agent for deposit in the Escrow Account by noon of the next business day following the receipt, together with a written account of each purchaser which sets forth, among other things, the name and address of the purchaser, the number of securities purchased and the amount paid therefor. Any checks received which are made payable to any party other than the Escrow Agent, shall be returned to the purchaser who submitted the check and not accepted. ACH transfers or wires should be sent directly to the Escrow Agent.

The delivery instructions are as follows:

1. ACH / Wire Instructions for North Capital Private Securities, Inc.

Institution: TriState Capital Bank

ABA: 043019003

Account Name: North Capital Private Securities

Account Number: 0220003339

FFC: Otis Gallery #KW – Investor Name

2. Check Instructions

Please make check payable to “North Capital Private Securities, FBO Otis Gallery #KW”

Mail to: NORTH CAPITAL PRIVATE SECURITIES

623 E FORT UNION BLVD, SUITE 101

MIDVALE, UT 84047

Exhibit C

Contingent Offering

This Offering is a contingent offering as this term is referenced under Rule 15c2-4 of the Securities Exchange Act of 1934. The distribution is being made with the express understanding that payment is not to be released to Issuer until some further event or contingency occurs, as described in this Exhibit B, in accordance with the Rule.

Investor funds will be promptly deposited in a separate bank Escrow Account, with North Capital Private Securities Corp. (“NCPS”) serving as agent for the persons who have the beneficial interests therein, until the appropriate event or contingency has occurred.

Upon certification by NCPS and acceptance by the Issuer that all contingencies have been met, the funds will be promptly transmitted to the Issuer. If the contingencies fail to be satisfied during the Offering period, the funds will be returned to the subscribers entitled thereto.

For this Offering the following contingencies will apply (Please check all that apply).

☒	A minimum escrow balance of at least [ $125,000.00 ] has been funded;
☐	A minimum investment amount of [ ], from all sources, has been met;
☒	Investor KYC and AML screening are complete for all investors;
☐	Investor accreditation verification is complete for all investors;
☒	Reasonable basis due diligence is complete to the satisfaction of the broker-dealer / placement agent;
☐	Certain listed events will have occurred prior to closing (please specify):

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☐	Other contingencies (please describe): ________________________________________________________
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